UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 9, 2014

Warren Resources, Inc.

(Exact Name of Registrant
as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 9, 2014, Warren Resources, Inc. (“Warren”) entered into a Second Amendment to Credit Agreement dated as of June 9, 2014 (the “Second Amendment”), to amend the Second Amended and Restated Credit Agreement dated as of December 15, 2011, as amended by the First Amendment thereto dated as of December 16, 2013 (the “Credit Facility”), with the lenders that are parties thereto, Bank of Montreal, as Administrative Agent and LC Issuer, BMO Harris Financing, Inc., as the Swing Line Lender (the “Swing Line Lender”), and two of Warren’s wholly-owned subsidiaries, Warren Resources of California, Inc. and Warren E&P, Inc., as Guarantors.

The Second Amendment, among other things, increases the borrowing base (the “Borrowing Base”) under the facility to $175 million and also adds a new swing line component to the facility. Under the new swing line, the Swing Line Lender may lend to Warren from time to time prior to December 15, 2016, an amount not to exceed $10 million, provided that after giving effect to any such loan (each a “Swing Line Loan”), (i) the aggregate principal balance of all Swing Line Loans does not exceed $10 million and (ii) the aggregate principal amount of all borrowings under the Credit Facility (as amended by the Second Amendment) does not exceed the Revolving Loan Limit.  The Revolving Loan Limit is up to the lesser of (i) $300 million, (ii) the Borrowing Base (which, as of the date of the Second Amendment, was equal to $175 million), and (iii) the Draw Limit requested by Warren.  The interest rate on each Swing Line Loan is equal to (i) the rate per annum for Base Rate Loans under the Credit Facility or (ii) an interest rate specified by the Swing Line Lender.  As with the other borrowings under the Credit Facility, any Swing Line Loan will be secured by substantially all of Warren’s oil and gas properties and guaranteed by the Guarantors.

The other material terms, conditions and provisions of the Credit Facility remain in effect.  The Credit Facility is used primarily for working capital, capital expenditures, repayment of outstanding debt, acquisitions and other general corporate purposes.

The foregoing description of the Second Amendment is not complete and is qualified by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

As of June 9, 2014, Warren has $81.5 million of debt outstanding under its Credit Facility, leaving $93.5 million available.

By including information regarding any of the matters described in this Item 1.01, Warren does not hereby admit to or pass upon the materiality of such matters.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Amendment under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01.  Regulation FD Disclosure.

On June 9, 2014, Warren issued a press release describing the closing of the Second Amendment.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of June 9, 2014, among Warren Resources, Inc., as Borrower, certain Subsidiaries of Borrower as Guarantors, Bank of Montreal, as Administrative Agent and as a Lender, the additional lenders that are parties thereto, and BMO Harris Financing, Inc., as the Swing Line Lender, amending the Second Amended and Restated Credit Agreement dated as of December 15, 2011, as amended

99.1	Press Release dated June 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 9, 2014

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of June 9, 2014, among Warren Resources, Inc., as Borrower, certain Subsidiaries of Borrower as Guarantors, Bank of Montreal, as Administrative Agent and as a Lender, the additional lenders that are parties thereto, and BMO Harris Financing, Inc., as the Swing Line Lender, amending the Second Amended and Restated Credit Agreement dated as of December 15, 2011, as amended

99.1	Press Release dated June 9, 2014